UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ADVANCED MAGNETICS, INC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2742593
(State of Incorporation or Organization)	(IRS Employer Identification No.)

125 CambridgePark Drive, 6th Floor
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

Securities Act registration statement file number to which this form relates: 333-119682

Securities to be registered pursuant to Section 12(g) of the Act:

             Common Stock, $.01 par value per share

(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

A description of the common stock, $.01 par value per share, of Advanced Magnetics, Inc. (the "Registrant") is contained in the Prospectus dated December 16, 2004 (File No. 333-119682), as supplemented by the Prospectus Supplements dated June 2, 2005, June 3, 2005 and March 6, 2006 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. Such Prospectus, as so supplemented, is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit

Number	Description of Document

3.1

Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, File No. 0-14732).

3.2	By-laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, File No. 0-14732).
4.1	Specimen certificate representing the Company’s Common Stock (incorporated herein by reference to Exhibit 6 to the Company’s Registration Statement on Form 8-A, Reg. No. 1-10865).
4.2	Description of Capital Stock contained in Exhibits 3.1 and 3.2.
4.3	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (No. 333-107517)).
4.4	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 1, 2005 (File No. 333-119682)).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADVANCED MAGNETICS, INC.

Date: June 26, 2006	By: /s/ Jerome Goldstein
Name: Jerome Goldstein
Title: Chairman of the Board of Directors, Chief Executive Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1

Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, File No. 0-14732).

3.2	By-laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, File No. 0-14732).

4.1	Specimen certificate representing the Company’s Common Stock (incorporated herein by reference to Exhibit 6 to the Company’s Registration Statement on Form 8-A, Reg. No. 1-10865).

4.2	Description of Capital Stock contained in Exhibits 3.1 and 3.2.

4.3	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (No. 333-107517)).

4.4	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 1, 2005 (File No. 333-119682)).